UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C. 20549
               Post Effective &
               Amendment No.  11
                FORM   S - 1A
                REGISTRATION STATEMENT
                      UNDER
              THE SECURTIES ACT OF 1933
                WEB EQUITY CAPITAL CO.
              Incorporated in Delaware
                     SIC 7372
           (Internet services - credit/loans & online mall)
                 IRS  EIN  06 - 1553005
                    1140 Post Road
                    Fairfield, CT 06430
                    203-255-2104
                    fax 212-656-1075
                    email -emwecap@aol.com
          (principal executive offices , address, phone)

               Harvard  Business Services, Inc.
                   25 Greystone Manor
                     Lewes, DE 19958
              (name , address of agent for service )

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: // __
If this Form is filed to register additional securities for an offering pursuant to Rule
462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. // ___
If this is a post-effective amendment filed pursuant to Rule 462c under the Securities Act, check the following box and list the Securities Act registration statement number of the earli4er effective registration statement for the same offering. //  __
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. //
 __
OMB Number : 3235-0065 Expires   : May 31, 2000

CALCULATION OF REGISTRATION FEE CHART

                 Underwriting Fees  Aggregate Price   Fee Type of Securities
                  Price per Share    Per Share         Offering
Common Stock,
  $0.000001 par value per share... 0.00      $.00     $0.00    $ 0.00

(1) $1.00 nominal fee was previously paid in connection with filings on July 30, 1999 .

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE
COMMISSION,
ACTING PURSUANT TO SUCH SECTION 8(a) MAY DETERMINE.








S-1 Registration Statement for Web Equity Capital Co filed with SEC 7/30/99 and amended 8/24/99& 10/22/99-copy of that S-1 filing identical to the following) available at http://www.sec.gov/ (click on button Edgar files and enter co. name of Web Equity Capital Co or CIK no. 000 109 1544)

Preliminary Prospectus
                        10,000,000,000 shares
                             WECAP.COM
                       Web Equity Capital Co.
                            Common Stock

WECAP is offering    ,000,000,000 (   million/ billion) shares of common
stock. This is our Initial Public Offering and no public market currently exists for our shares. The stock would be both only registered stock (no certificates available) and non -transferable until later, larger public offering for cash .
No offering of stock is made to anyone until this prospectus is "effective" by approval by Securities Exchange Commission.
Our common stock has not been approved for quotation on any
exchange.
Our common stock involves risks --- see risk factors page 5.
Price $ 0.00 a share
Price to Public    Underwriting   Proceeds to
                                     WECAP
$  .00              $  .00         $  .00
The Securities Exchange Commission and state regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Internet distribution offered directly @ wecap.com by
                               WECAP
                       (Web Equity Capital Co.)
  October 22, 1999





                               Table of Contents
                            Page                        Page
Prospectus Summary .......... 3         Affiliates ...... 18
Risk Factors ...............  5         Management ...... 20
Use of Proceeds ...........  11         Principal Stockholders. 22
Dividend Policy .........    11         Description of Capital
Capitalization .........  .. 11            Stock ......... 23
Dilution ................... 12         Shares Eligible for
Selected Consolidated Financial Data  12   Future Sale .... 24
Management's Discussion & Analysis . 12    Underwriters.... . 24
Of Financial conditions & Results of       Legal Matters ...  . 24
Operation                                  Add'l Information. 25
Business ............... 12           Index to Consolidated
                                        Financial Statements 25

We were incorporated in Delaware on June 29, 1999. Our principal executive offices are located at 1140 Post Road, Fairfield, CT 06430, and our telephone number is 203-255-2104. The information on our web site
(not yet launched but address is wecap.com ) is not incorporated by reference into this prospectus, but this prospectus will be available there (wecap.com).
You should only reply on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to provide shares of common stock free and are seeking offers to receive shares of common stock only in jurisdictions where such offers and free stock are permitted. The Information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus

Until November 20, 1999, all dealers that refer you to our common stock, whether or not participating in this offering may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of Dealers to deliver a prospectus when acting as underwriters . Note that the original shares in this offering are registered stock, non-transferable until later Public Offering for cash.
For investors outside the United Sates: we have done nothing that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required. Other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
In this prospectus, "WECAP", "we", "us" and "our" refer to Web Equity
Capital Co. and not to any underwriter.
                            -    2    -

















                            PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being offered in this offering and consolidated financials (note: there are no consolidated financials as WECAP is a new startup with no past operations) and notes appearing elsewhere in this prospectus.

 WECAP
WECAP is a startup internet based company providing at its web site
(wecap.com)  services: stock in WECAP and later, (only after registration(s) effective with SEC) ; 2) low cost loans (especially credit card loans ) ; 3) expert market timing advice via links now and later general market commentaries and 4) online shopping mall with low prices - all to assist WECAP web site users in building wealth.
Today, there is endless online, internet investment advice and low cost loan offers. WECAP `s web site will provide general timing for major market turns and low cost loans at larger size and better terms than generally provided. And begin by additionally providing stock at low price. . . in
very substantial amount of 500 shares to    ,000,000 WECAP web site  share
applicants.( total -    shares) who apply and are approved after this
prospectus has become effective with the SEC .

Additionally, to interested WECAP web site users interested in frequent use of this web site , WECAP will later provide an online shopping mall . This
providing of  substantial credit , substantial   stock and better stock market
timing advice to a larger number of web site users will allow WECAP to finance and provide a portion of the projected $1-3 trillion in electronic commerce projected within 2-5 years.

WECAP is providing this larger   stock offering globally and working to also
provide low cost loans globally. Our objective is to capture a larger share of electronic commerce by providing necessary financing for WECAP web site users to purchase WECAP mall products. And provide, via the stock offering and market timing advice, financial support for such loans and purchases.

While online trading has grown considerably to an estimated six million online traders; and online traders will be WECAP web site users, the size of this offering reflects our objective to increase that number beyond online traders. And at same time provide all such traders and a large number of other persons with sufficient financing to participate substantially in electronic commerce at WECAP's electronic mall .

And for WECAP web site users to participate / buy at the WECAP mall being an owner via this free stock offering of WECAP. So then the WECAP web site will have larger traffic than a normal web site. . . as that barometer of WECAP's web site's use (and share value) will be available to check with visit via "counters" at the web site.

               THE OFFERING
 Common stock offered ............    ,000,000,000 shares
 Common stock to be outstanding after this offering.  ,000,000,000 shares
      Use of proceeds ............        - general corporate purposes

  NO NASDAQ or other exchange symbol as yet  .

The aforegoing is based on 78,000,000,000 (78 billion) shares outstanding as of July 15, 1999 plus the number of shares sold. See "Capitalization".

              SUMMARY CONSOLIDATED FINANCIAL DATA
WECAP is a shell corporation just incorporated on June 29, 1999 and has no operations but web site development including web site affiliations - for loans, for banners / its mall programs, etc.
So that there is NO CONSOLIDATED FINANCIAL DATA to disclose.there being NO REVENUES as yet, and no material amount of "seed money" already invested.

 RISK FACTORS
This offering and an investment in our common stock involve a high degree of risk.
You should carefully consider the following risk factors and the other information in this prospectus. Our business and results of operations could be seriously harmed by any of the following risks. The value of our common stock could decline due to any of these risks. You should consider too that the stock is given to you for free in considering what your actual risk is.
Risks Related to Our Business WECAP is an early stage company. Our limited, essentially non-existent operating history make it difficult to evaluate our future prospects. WECAP was just founded June 29, 1999 and has a very limited , essentially non-existent operating history. Our limiting operating history makes an evaluation of our future prospects very difficult. We began web site Alpha test August 6 - October 4, 1999 and our web site will be re-launched after upgrade over time, adding, as mentioned, an electronic shopping mall and other advertisers.. So that this prospectus and any viewing of the web site does not show a constant picture but an ever changing one.
We will encounter risks and difficulties frequently encountered by early- - stage companies in new and rapidly evolving markets. Many of these risks are described in more detail in this Risk Factors section. We may not successfully address any of these risks. If we do not successfully address these risks, our business would be seriously harmed.
The market for low cost loans and for investment advice is a widely solicited market - we need a critical mass of free stock applicants and WECAP web site users to implement our objectives.
Last year 3 billion credit card applications were sent out so that that business is a highly competitive business. Additionally , internet trading has offered lower cost trading to internet investors causing considerable pressure on investment services. And both businesses- online investment advice and low cost online loans (via credit cards and otherwise)-- are heavily advertised on the internet on 1000s of the internet's 3-4 million web sites. So that there is an ocean of web sites offering related services and this web site may not obtain sufficient interest with web site users to be successful. Almost all internet companies have a history of losses continuing over years. The same may be true too of online malls, etc.
While WECAP has planned this web site to generate via banner / ad revenue operating income early on. internet companies almost without any exception have instead generated losses and not just for months, but over years and years. (And this includes the results for leading major internet companies.)
                Stock  in this offering may never be worth anything.
While WECAP plans for this web site / WECAP to generate substantial revenue that depends entirely on the web site's users and no income may ever be generated. Our plans are for millions of WECAP web site users and WECAP stock owners to generate larger revenues; but these plans may NEVER materialize. And then the current value of the WECAP stock would be considered zero and remain zero - see "Capitalization". WECAP had website in Alpha test August 6- October 4 with low traffic of 1300 visits.

We expect to depend on Banner/ Ad revenue for the foreseeable future. Especially in beginning months we expect our revenues to be dependent on ad / banner revenues. Consequently the failure of these ad / banner revenues to achieve broad market acceptance , would seriously harm our business.

Substantial capital is required to implement our business of low cost loans globally. Millions of dollars are necessary, if not billions, to implement a plan for credit card / low cost loans globally. If revenues do not support this effort , substantial capital is required to implement our business of low cost loans (and mall) allowing a later sizable offering for cash, then such plans are not doable. Our plan calls for co-branding using other credit card and loan issuers and if such parties are not amenable to working with us, then our business will be harmed considerably. And later, plans for loans by WECAP and financing for such loans.
Investment Market Timing Advice is useful only if accurate again and again. Investors rely on market timing advice only if it proves useful by being accurate over and over, again and again. WECAP plans to offer at its web site advice of proven experts that have been accurate over years and decades. . in addition to general advice by WECAP. Such advice as to market timing is followed only if exactly accurate; and especially, if there is advice proving to be wrong, then no WECAP web site users may continue to use that advice AT ALL..

Electronic online malls are available in many places on the
 internet.
WECAP later adding an electronic mall to allow its web site users to purchase almost any products.may not generate any business at all - as already currently such web sites exist. WECAP's plan to generate traffic to use such a mall by providing lower cost loans (especially credit cards) and investment advice may have no impact to generate any traffic at all.
And its hoped for WECAP mall use by owners of WECAP stock may not generate any electronic sales/ commerce at the WECAP mall either. So that such future plans depend to some larger extent on flexibility to change plans / mall offerings etc to design electronic sales for what web site visitors will buy.

Media campaign may not generate traffic. WECAP plans with the re-launch of its web site to send press releases etc globally to the media with the web sites description, services etc. to generate visits / web site traffic. And to signup the web site on internet search engines. This plan may not generate any traffic at all.
(During earlier Alpha test, similar press releases did generate several articles including article in Wall Street Journal , but small traffic resulted).
With seed capital, this WECAP media campaign will be also augmented by publicists and professionals, etc. And if this planned web site has no traffic at all , there will be no revenues by WECAP.
Large Number of Customers planned. And this plan for web site by WECAP anticipates a larger number of customers web site users in the millions. If users number in the 100s, 1000s , even 10,000s there may not be sufficient traffic for WECAP to pursue its plans.

Large Number of Shares Offered and Issued  This offering of   ,000,000,000
(million / billion) shares and total of 78,000,000,000 (78 billion) shares outstanding is a larger number of shares outstanding. So that for any share to ever be worth anything at all requires generating income in the billions of dollars. This may never occur.

Global Expansion entails significant risks. To be successful in expanding this business globally, we will be subject to a number of risks associated with international business activities. These risks generally include:

                      Currency exchange rate fluctuations;
                      Seasonal fluctuations in purchasing patterns;
                      Unexpected changes in regulatory requirements;
                      Tariffs, export controls and other trade barriers;
               Longer accounts receivable payment cycles
                      and difficulties in collecting  accounts receivable;
               Difficulties in managing and staffing international operations; Potentially adverse tax consequences, including restrictions on  the  repatriation of earnings;
               The burdens of complying with a wide variety of foreign laws; The risks related to the recent global economic turbulence and  adverse economic circumstances in Asia;
              Political stability;
               Power grid, banking system & other computer outages
                    relating to the year 2000 problems;
               War and international terrorism disruptions;
               Major weather disruptions as hurricanes/typhoons/tornadoes; Earthquake disruptions including via tidal waves/ tsunami's ; Volcano eruptions;
                Life extinguishing events as comet / meteor strikes; and Health / disease disruptions due to outbreaks of influenza,

                    or other communicable disasse,  spreading disease.

Acquisitions may be needed to be / remain competitive; and our business could be harmed by such acquisitions. Studies show that approx. 75% of acquisitions are not helpful but due to overpayment, different corporate cultures, management problems etc, the joining of two different companies via acquisition / merger may never work. And such can fatally harm our business.

Risks Related to the Internet Industry.We depend on Increasing Use of the internet and on the growth of the Internet use and growth of electronic commerce. If the internet use and Growth of internet commerce does not occur as anticipated, our business will be seriously harmed.
The past 3 years, $400 billion has been spent on upgrading telephone systems resulting in a huge oversupply of long distance capacity. At the same time, internet use has more than tripled. but one has to get into perspective aspects of this ..E.g. the amount of fiber optic cable installed has increased the "pipeline" capacity not 1000s of times, not several hundreds of millions but billions of times .with new recent improvements in light multiplexing adding several 100 more times to that capacity. (or total increase of 100s of billion times in long distance capacity . but not e.g. on all routes etc - the increases being mainly over trunk routes globally ). So that prices for internet use may collapse putting out of business internet service providers upon which the business plan depends. Or prices dropping may well drastically increase internet usage.
Or no price drops may occur with service providers maintaining prices as cable providers have been able to do. Or the continuing logjam of access problems to the internet at both the internet user / modem end and at the service provider / web site server end - the "edge" . (See Affiliates- BluComm). The main point being very large changes are occurring for which there is no projectable conclusion / map upon which to plan for the future by any internet company. and such lack of management planning may result in serious harm to WECAP.
               Acceptance of the internet for electronic commerce may not occur rapidly. Internet use may not occur as planned but lag far behind.
E.g. online banking has been available for a long time and has increased but not in any larger way. So that hyped expectations about the speed of development of internet commerce may lag decades.even with planning as WECAP has done to drive usage forward.

And delays may occur in internet usage due to :
                      Increased government regulation;
                      Lack of technology permitting access to the internet;
               Development of business priority on the internet protocols disrupting electronic commerce at retail user levels
;
               New regulation to curtail pornography distribution over the internet may disrupt other usage
                     or slow down its  increase; and
               New regulation to curtail internet mapping
                   of user patterns / usage via "cookies" etc to prevent, in effect, wiretapping may slow internet development especially, the
                    secure transmissions needed  for electronic commerce.

Internet natural monopolies may prevent internet use by non Affiliates. If internet use increases as many predict , increasing 1000s of times in the next few years, current even larger companies as AOL , Microsoft are not but mom and pop business size and may be replaced by megalithic new entities that grow natural monopolies as AT&T in the past... making access to smaller entities of non affiliates difficult.
Internet may be replaced by new technology that is not compatible with current communications systems. making today's web sites and technologies obsolete. The heavy investment in personal computers, servers, routers, transmission lines, fiber optic lines etc could be made obsolete via new technology e.g. that uses no cable & direct hookups
(e.g. see "blue tooth" technology to hookup / wire printers, servers, personal computer's locally via fast high speed microwaves.) that instead of merely adding better access to the internet at the "edge" where users and service providers hook up to the internet .uplinks to whole new communications systems etc. (See again Affiliates- BluComm) .
Internet scandals due to security problems could disrupt internet use. If there were a widely reported security breach of person/ persons using the internet so that their personal business was intercepted / used etc , this breach of security could badly interrupt usage of the internet.

High Traffic May Crash WECAP web site. If WECAP's highest expectations are met and heavy traffic goes to its web site, and causes by that heavy traffic volume the servers to "crash" / quit functioning adequately or at all, that business may never come back to the WECAP web site and be permanently LOST. significantly hurting WECAP's business.

Future Capital may not ever be available. WECAP plans a future larger, public offering for cash to raise capital for business purposes but such capital may not ever be available causing permanent disruption of WECAP's business. OR capital may not be available on terms acceptable thereby being essentially unavailable. and such lack of availability could disrupt / harm the business , especially if necessary to refund e.g. past debt obligations.

Class action lawsuit may disrupt the company's business. Due to the larger size of this offering and the company's larger number of shares, it may be a target for class action lawsuits which divert management time and business resources harming the company, even with the company attempting to assist the wider public generously with wider free stock giveaway.

Immediate , substantial dilution. The company being a startup with no operating income and no large sum of seed capital raised to begin efforts- the business has a near zero value.so that stock value then also is zero with the large number of shares authorized. Upon future, larger public offering for cash , shareholders will suffer an immediate substantial dilution of shares purchased if the book value is lower or far lower than that public offering price.

Existing Officers / Principal stockholders control WECAP and could limit the ability of our other stockholders to influence the outcome of director elections and other transaction submitted for a vote of our stockholders. Upon completion of this offering, our executive officers, principal shareholders will own in the aggregate, 75% of the outstanding common stock plus control 10% more as trustee for trusts and CEO for affiliates (for total-85%). See "Capitalization". As a result, these stockholders will be able to exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions which could have the effect of delaying or preventing a third party from acquiring control over us. We plan to reserve up to 100 million shares of common stock offered in this offering including 50 million for employees, officers , directors of WECAP, charitable gifts (40 million) and others (10 million). See also "Capitalization" and "Principal Stockholders" - setting out other owners.

Anti-Takeover provisions not contemplated. WECAP management does not contemplate any anti-takeover provisions being adopted. If any later were adopted, it would potentially disrupt being acquired by third party even beneficial to shareholders. With the current control in management , this is a non- issue.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS-Some of the foregoing statements and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity , performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

               Use of Proceeds
This offering for cash, the proceeds are for general corporate purposes. To date , funds for computers, word processors, domain fees, incorporation, xeroxing, mail, phones, web site development etc have been provided by founder / CEO - LE Cooper. Future funds for operations beyond this point are expected to be obtained from seed capital, smaller IPO , fees / payments for banners on the web site for the immediate future and thereafter, provided both by such earnings and by further public offering. And these funds from revenues and public offering will be used for general corporate purposes -our operations, etc.

Dividends Policy  We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.
              Capitalization *
       The following table sets forth our capitalization as of July 15, 1999. See especially Principal Stockholders .July 15, 1999
       Liabilities - Long Term / Short Term ... $ 0.00
Stockholder's Equity:
                     $0.000001 par value per share ;
                     100,000,000,000 shares authorized ;
                      88,000,000,000 shares issued
                      including this offering .........0
                            Additional paid-in capital** ...... 0
                            Total Stockholders Equity.......   $ 0
             Total Capitalization ..........  $ 0

                *SEC requests these values be zero due to no capital on  hand ;

                numbers in  parentheses (88,000.00) (185,710.00) (273,710.00)
                  are  normal accounting entries for each respective entry.
               ** ($5,710 equipment  etc ; $180,000 - CEO salary for 6 months)

Dilution -The net book value of our common stock as of July 15, 1999 was $273,710 or $0.0003 per share (3/10s of a mil per share-effectively zero).
Pro forma net book value represents value upon completion of this
offering and  is        . Net book value dilution per share to new investors
represents the difference between the amount per share by gift of shares of common stock in this offering made hereby and the pro forma book value per share of common stock immediately after completion of the offering. Since the shares are being given away and so cost $ 0.00 per share , there is no dilution in this offering there being no increase in value due to the offering.

Selected Consolidated Financial Data There are no financial tables to include as the company just began operations with web site development and so no meaningful financial data tables exist.
              Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis contains forward-looking statements that involve risks , uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, those set forth under "Risk Factors" (pages 5-10) in this prospectus.

WECAP is a startup (6/29/99) and has had as yet no* results for management to discuss or analyze. But see next section "Business" just below for overview and discussion of business, etc. (*Results during during recent alpha test nil.)
               Business Overview
WECAP (Web Equity Capital Co) is a startup company just incorporated
June 29, 1999. after several previous months of planning and is currently in web site Development. WECAP is planned as an internet company with few employees using web site(s) to conduct electronic commerce -
beginning with seed capital / stock offering and including low cost loans (especially credit cards) and market timing advice.to assists web site users in wealth accumulation. And adding an electronic mall shortly.
Our objective is to make such services available to a larger number (millions) of WECAP customers who continue to use such WECAP services into the future.
Stock of WECAP is offered (only upon this prospectus becoming effective
by SEC approval) for   ,000,000 WECAP web site users at 500+ shares for
each buyer who is confirmed shares only after the prospectus is effective. With no one ever receiving any shares until this prospectus becomes effective. This initial stock is non-transferable and registered only stock which becomes transferable upon the company's public offering for cash. (Such further public offering for cash is planned quickly within 3 months-9 months.)

This offering to larger number of persons is planned to increase the opportunity considerably beyond e.g. just online traders to include a larger number of interested internet users. Especially those web site users interesting in participating with this WECAP web site to build wealth. (NOTE: As a startup with no revenues or history of revenues WECAP stock as this stock has lower or no value at present, etc.)

To continue with that accumulation of investments, wealth etc., WECAP also will provide referrals to low cost loans especially credit cards at the web site selected for lower cost. E.g. the planned credit card banners at web site are for no application fee and no annual fee credit card at either 2.9% APR intro rate and then fixed rate of 9.9%. This is one of the very lowest rates available and has no fees. (Note: WECAP is paid fees for such banners use and will generate revenues especially initially via such banners. E.g. the typical fee is $20/25 for each approved credit card
application  and such $20 times the   ,000,000  share applicants equals  $
00 million. And when such $ 00 million is multiplied by normal internet multiple for internet companies (500-600 times), you arrive at valuation within few months for WECAP of $ 00- 00 billion dollars ($ 00 million times 500-600 = $ 00- 00 billion) Such larger evaluation depends on share owners and others AND applying for the NO FEE credit cards and otherwise shopping at WECAP mall.

And to assist with investments, WECAP does not attempt to offer advice about the 1000s of stocks available but does offer advice about market timing to enable purchase or sale of stocks at the most advantageous times. This advice is offered via newsletters of selected experts that have proven track records of not just years but several decades. Their advice as to market timing being ranked at the very top of any list. Also to be offered soon (but not available before) is the market timing advice of WECAP CEO L.E. Cooper which has also proven accurate as to the major market turns / timing - e.g. predicting the crash of 1987 , collapse of Japanese market 1991 / 2, etc.

In addition to stock in WECAP, WECAP will have news of other similar size, stock offerings approximately every every 2-6 months in affiliated companies. (See Affiliates.) Those other offerings of estimated 500 shares minimum each applicant / buyer would enable a WECAP web site user to obtain approximately 000 shares in affiliates (see "Affiliates") over 3-6 months. Noting that all such affiliates are startups and begin with stock of zero / low value. . . . Though with their success such stock will enable
WECAP web site users to build investments and wealth of some unknown amount in those few months.

WECAP low cost loans will initially be available for only credit cards through referrals but later will add similar car loans and mortgages. And WECAP intends to begin co - branding with affiliates in offering such loans instead of just referrals via banners. And later loans by WECAP with possible acquisitions of card issuers. And WECAP future plans include assisting in securitization of such loans especially via larger offerings to support WECAP's loan programs. Such assistance will include organizing a steady weekly stream of such securitized financings (via normal security dealers).
WECAP's general plans include within 1-3 years a goal of 150 million credit card users within the USA with later 75 million cards from Europe followed by 25 million cards from Asia. With each credit card user, WECAP anticipates revenues of $2,000 per credit card for interest rate spread (difference of interest income paid from credit card user to interest cost of securitized financing); and additional $2,000 per credit card of revenue from investments and further 6,000 of income per credit card from sales of WECAP's mall or other services.

This totals $10,000 per credit card and produces revenue (beginning first only with USA Credit card users) as follows:
No. of
Credit cards
USA 150 million
Euro  75 million
Asia  25 million
        250 million
Interest
spread
    Income
    2,000
    2,000
    2,000
Investment

Income
    2,000
    2,000
    2,000
E  commerce
     Income
    6,000
    6,000
    6,000
  (trillions)
    Total
    1.50
      .75
      .25
    2.50

*please note such revenue estimates are for an area of loans that is  very
competitive and      especially that there is less usage of cards in Europe
and much smaller use of cards in Asia

The preceeding chart assumes that WECAP's initial plans for its web site are successful and that the web site has a larger number of users (millions) to enable WECAP to begin the operations indicated. And that each credit card user borrows $50,000 ( a larger amount at interest rate of 10-12% with securitized financing cost of 6-8%) spending $30,000 of the $50,000 at WECAP mall (margin of 20%). So that management's analysis is that while this area of credit cards is hotly and widely competitive there is room in this market to build one of the larger "books" of such business quickly by offering a better product (this mainly means lower interest rates) and obtaining a brand loyalty for WECAP web site users esp via larger stock offerings. And while one considers the above estimates , one should note that the competition is the larger banks, credit card issuers etc in the USA and the world (those who do not co-brand or "process" for WECAP credit cards); and that the above projection assumes securitization financing of very large sizes routinely and possible acquisitions . See discussion of financing experience under "Management" hereafter. Such large entities will not watch competition without responding and such larger size of financing may not be available.

WECAP anticipates making available larger credit to its credit card users than current formula's make available when its securitization financing begins allowing such larger amounts. And the investment income shown is derived during such securitization financings via investing funds not yet used for loans assuming availability annually of 25% of proceeds from securitized financings invested at currently available prevailing rates.

E Commerce income shown in the preceeding chart assumes that customers of WECAP obtain increasing amounts of credit over time and use a substantial portion of that credit shopping at the electronic mall WECAP is adding to the web site in the near future and that on these purchases at WECAP's electronic mall , WECAP makes a 20% income / margin.

Industry Background Growth of the Internet and Electronic Commerce The internet has emerged as the fastest growing communications medium in history. With over 97 million users at the end of 1998, growing to an expected 320 million users by 2002, as estimated by International Data Corporation, the internet is dramatically changing how businesses and individuals communicate and share information. The internet has created new opportunities for conducting commerce, such as loans, including credit card loans, online investing and trading , including especially obtaining trading information and online shopping, including electronic shopping malls. Recently the widespread adoption of intranets has created a foundation for larger groups to share reduced cost advantages, trading investment information and obtaining credit (see WECAP's plans for its own larger group).

Large scale global investment the past four years of $400 billion in communications has added sufficient digital transmission capacity to multiply former capacity several 100 billion times. (One optical fiber can carry in 11 minutes in digital form for example the entire global conversations (155,000 years worth) transmitted in 1997.) So that a huge increase in traffic e.g. via the internet is readily possible . especially if local access and individual access is increased.

So that with this foundation, internet-based electronic commerce is poised for rapid growth and is expected to represent a significantly greater opportunity than older forms of commerce using traditional means. According to Forrester Research, the business to business sector of electronic commerce is expected to |grow from $43 billion in 1998 to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of electronic commerce in the United States. And according to International Data Corporation the worldwide market for internet based electronic commerce order and management applications is expected to grow tremendously from $187 billion in 1998 to $8.5 trillion in 2003. Please note these disparate projections and WECAP's above chart for its small segment of retail commerce.

Especially helpful with considering such larger predictions (including the revenues in the chart by WECAP (on page 14) is the past historical record of global commerce over hundreds and thousands of years. That record establishes that particularly over that time, the most successful development of commerce has been by smaller groups- especially families e.g. the Rothschilds in Europe or individual entrepreneurs with larger vision - as in the United States
 - John D. Rockerfeller (founder of Standard Oil) or today's Bill Gates (co founder of Microsoft). And larger groups quickly stagnate and slow the pace to the coffee drinking , chatting mode in months. Consider especially the War Board of WWII which , not within years and years, but with 2-6 months not only planned but geared up and began production of tanks, aircraft, Jeeps, trucks at the immediate pace of 1000s each per month.

And also helpful to consider is that the current "model" for building quickly a larger internet entity is to obtain several million to fifty million dollars of "seed", startup capital and obtain a headquarters; and "people" that headquarters with 50-200 bodies to gaze into personal computers to prove your seriousness; and that one has "built" a company entirely and quickly - even within 4-6 months. Consider that all that could be done in few days and consider what is accomplished by having people stare at personal computers all day and produce very little. . . or many times produce millions lines of computer code to sell to ensnare and in reality slow down internet commerce. Consider what is the value of such entities and e.g. what is the value of search engine internet companies where the search engines don't , in effect work , and don't keep up with the projected millions of new web pages.

And consider what is the value of internet traffic that doesn't produce revenue and that remains unprofitable for years and years. With the internet there has been large volumes of capital available for such startups. With investors hoping that something would result from the particular startup of the "moment". And there is not one reported as yet making considerable money -almost all losing money consistently.

WECAP Solution-WECAP will maintain focus by remaining small using the power of the internet's connections to "connect" to its users / customers in the millions WITHOUT needing 1000s of stores, and 1000s of personnel to conduct its operations. WECAP users , many who will be WECAP stock owners, will receive the benefits of this lower cost operation via the growth in the WECAP stock value and esp also via lower cost loans, and lower cost products at WECAP's mall.

Strategy of small entity and company.Especially, part of the WECAP strategy will be to maintain consistently a very small group that uses very large financial leverage to harness a WWII War Board approach to produce results versus the common internet strategy today of creating huge megaliths of non-productive personnel. One staggering example is e.g. today's larger software company(ies) with many tens of thousands of personnel. What profits would it / they produce (while having pretty good profits) if it / they had those huge number of personnel actually producing effective good products. instead of e.g. extremely slow software, which is like dark age technology.

So that WECAP strategy is to keep this very small group moving much faster than any recent entity (many of which claim of course to move rapidly but are using that model of moving rapidly that is to hire those 1000s of very small productivity workers). For example it is very possible to produce the revenues of the chart on page 14 in one year not 2-3 years. and WECAP's strategy surely considers this approach first.

Loans- Co Branding & Outside Processors-To implement rapidly a larger e.g. credit card program requires using others and not building up from nothing. That means using those existing credit card issuers and at first , by referring to their own programs, then shortly thereafter co-branding with them. Or considering acquisitions.

And WEBCAP has no interest in getting into e.g. the credit card processing business except to the extent of assisting affiliates in having / financing the fastest possible processing equipment. These processors today handle each day for each month's bills etc e.g. 2-3 million bills per day. . . to total 40-45 million bills per month for the largest issuers. So that their equipment is fast but incremental improvement to speed that up is necessary e.g. in opening payments envelopes, sending out new cards, bills, etc. One fastest solution is eliminating billing via the mails and having e.g. online your bill available that is paid by online banking automatically.

Investment Advice Strategy-Using proven advisors initially to demonstrate reliability is part of WECAP's beginning strategy. And then moving e.g. later to WECAP's similar accurate advice on market timing. But the larger securitization financing weekly, even daily, makes available also and allow the very best current immediate, on top of the market advice. from the best Wall Street firms. Providing this "inside" immediate news to WECAP web site users / investors can prove beneficial, even substantially beneficial to them. And this level of "inside" news is beyond the fundamental market timing advice first provided . The two being complementary the longer term (sea change) market timing being added to by daily, weekly market timing advice. . . for those following markets on that faster face. This advice is shared by those Wall Street firms , but usually only going to the very largest investors, institutions.

Mall Strategy-There are readily available many different kinds of malls to use immediately. WECAP's strategy is to begin with one of the best in terms of : products, margins offered to buyers and wide selection of products. But also to continue to constantly upgrade , change , select, improve this mall so that the products WECAP's web site users want are best provided in a selection that is highly price competitive with quality products and fast service.. And this is overlayed as WECAP stockholders would agree by products with higher product margins.

And again WECAP is not interesting in getting into the 800 number handholding business. or warehouse business or mall business directly. But is interested in using a turnkey mall to make available to its customers the best products. And sharing its expertise with others/ other web sites when WECAP customer base gives better prices, etc to widen the WECAP overall customer/ web site user base.

WECAP Network -The larger amount of stock provided creates also a larger group or network of WECAP interested participants which very quickly , and even in weeks can be one of the largest on the internet (e.g. target is ,000,000 WECAP shareholders, who can choose to use the WECAP web site / mall etc and AOL currently only has 18+ million members). If objectives are met in growing shortly to larger numbers, then very large competitive advantage can be shared with these WEBCAP web site users, e.g. at the WECAP mall in terms of discounts on brand products. etc. And the ownership provided by the WEBCAP stock allows these users to participate even further in the success created by continuing use. . . in a potentially substantial way.

       WEBCAP Affiliates
WECAP is assisting in the formation of other affiliates. some who will own alsoWECAP stock ( total of 7% of WECAP stock). These affiliates over time may assist in building the above Network into a larger global functioning, fastest intranet, internet (see BluComm below). Others seeming not related do in fact provide over time considerable services to WECAP web site users. These affiliates are startups also but it is intended will function in same mode as WECAP, i.e. rapidly growing to sizable entities. Not taking years and years of time to produce anything.

DreamEast-DreamEast will provide online content in the form of cartoon, movie, music and educational film channels for internet users , esp WECAP users. It will be New York City area located and is considering location at the downtown area of New York City with studios in old Brooklyn Navy Yard.. where others as Tribeca Productions are considering moving. DreamEast will particularly target innovation / animation and innovative content.

BluComm-BluComm (for blue light communications, no "e") will develope the areas of fastest communications applicable especially to the internet
/ global web. Today e.g. fiber optics utilizes white light and recently has begun to develop multiple light frequencies to use in "light multiplexing" to increase digital optic cable throughput several 100 times. Using especially blue light frequencies can e.g. multiply throughput 1-10,000 times instead.

BluComm will begin by focusing on using the fastest equipment available with improvements. While working to bring the far faster blue light technology forward to speed up networks 1000 times. These enhancements will especially work to allow e.g. video channels as those involved with DreamEast above to be usable while today such video channels are too slow to be readily usable.

And BluComm will focus on the very slow technology at the "edge" i.e. where the internet/ web hooks up to the providers and users. Noting the newer recent effort to produce must faster wireless such hookups- in research project called "blue tooth"- where a small local area of personal computers , printers, etc are hooked up via microwaves..

Blu Comm also plans to move along rapidly with new technology it has invented that allows use with no pc, no software and no existing telecommunications hookups , bypassing all these to allow users the fastest use.

Web Genome Research Co.-The human genome project to map the genes/ DNA of the human genome has made available a treasure trove of information on the internet / web that is being underutilized. So that this company will focus on commercialization of potential products which have larger potential. with special focus on those products that can be made available to the WECAP Network, etc.

And to bring such products along, Web Genome is creating new genome mining tools / machines as pico array analyzers, in situ analyzers, new algorithms for expression & insults, along with
DNA computing and manufacturing .

Web Ocean Research Co. In similar manner, the world's oceans contain many treasure troves of information of potential mineable minerals, new drugs etc - the oceans being overwhelmingly unexplored at all in man's history. Much of this ocean research like the human genome research is sitting particularly on the web unused. so that this company will commercialize those products usable by the WECAP Network, etc. And currently Web Ocean is working tobe able to give real time analysis of off shore conditions off shore sailors, fishermen, commercial shippers via new analysis techniques.

Web Health Care Research Co -Online there are many gaps in medical information. There is no national channel for sharing hospital information of interest nationally. This company will focus on that area . and providing new innovations in techniques to maintain, heal and to prevent invalidism.



Web Hypersoar Research Co.-Also available and unused online is the research to build hypersoar aircraft with data from the SR71 and shuttle vehicles. So that today it is feasible to build and put in place a global hypersoar airline cutting global transportation times from e.g. 20-30 hours NYC to New Dehli to 2-3 hours. Los Angels to Frankfort from 12-15 hours to 2 hours. Etc and due to the decreased airtime the operations cost is way below today's current airlines making such an airline competitive quickly.

Missing is the large capital and construction capacity to make this a reality which this company will provide. And noting that WECAP users then will be knitted together globally in hours not days / weeks. as these aircraft are the lowest cost cargo transport fleet for lowest cost goods from India / China.

K Co Funds-Affiliate K Co will operate LBO, Real Estate and Market (investment) Funds. These will not be available except to larger investors (if at all)- especially until established with longer track record.

See "Principal Shareholder" for what stock each of the above affiliates owns in WECAP. And note the CEO of each is the same as that of WECAP-
LE Cooper. And investors are advised to consider the effort represented to run these affiliates and WECAP is a very large amount- see
"Management"- experience etc following.

         MANAGEMENT
Executive Officers and Directors The executive officers and directors if WECAP and their ages as of July 15, 1999 are as follows:
Name                       Age     Position
L.E. Cooper .....55         President, Secretary, Treasurer, Director
WECAP will rapidly add executives and support staff for operations, technical research and finance to implement its efforts. And it is anticipated that LE Cooper will function as CEO and especially for overall strategy as shown herein.

L.E. Cooper, founder of WECAP and affiliates, has background in finance, legal matters and research. LE Cooper obtained BS (physics/math) and JD degrees from University of Alabama; then worked as patent attorney for NASA a short time. And entered the USAF being a JAG (attorney) at USAF RADC -Rome Air Development Center and there reviewed R&D contracts focused on electronics, radar, COMINT, ELINT , etc - e.g. including the DARPA first internet system via work by Bolt Baranek & Newman. Of interest is that the digital multiplexing now beginning to be used today 30 years later was also in use then in 1968 -30 years ago and that this current commercialization took 30 years.

After the USAF, LE Cooper obtained MBA (finance) at Harvard Business
School. And worked 12 years on Wall Street being a senior partner at two leading firms. (Blyth Eastman 73-80, now Paine Webber-teams ranked no. 1 in their specialty for all of Wall St; and Dean Witter 80-83 team ranked no.3 -now Morgan Stanley Dean Witter; Man Hanover
Securities 83-85, now Chase Capital ). In that work he was responsible for 200 "deals" totaling 6 billion dollars- all debt issues. And in handling that work worked as partner responsible for not just deals but teams and new business marketing efforts, and considerable computer analysis of markets. Of particular note is that he created the financing for the Valdez, Alaska marine terminal which entailed financings for ARCO, Exxon, Sohio in the 250-300 million range - several times larger then than normal bond deals. And that later also handled the $360 million financing via Forsyth , Montana for 4 utilities backed by two banks. Both the Valdez and larger Forsyth deals were, in effect, creating a new era of much larger size deal that led to today's sizes of $2-6 billion, etc. So that in doing these largest of their day financings, LE Cooper pioneered "size" or larger transactions on Wall Street. So that LE Cooper, CEO was / is a debt financing expert from Wall Street.

More recently, LE Cooper has handled many years of litigation as attorney that recently ended freeing him to proceed with WECAP, etc. (He is a member of six bars including that of the US Supreme Court, US Court of appeals (2nd Cir & Fed Cir), US Tax Court, US Patent Bar and Alabama Bar.)

And throughout, since young age has been a technocrat being familiar with technology of many kinds with demonstrated, innovative ability to go beyond the current to future applications.

Investors should consider that management as just shown is thin and dependent on the ability of one person LE Cooper to implement the strategies, business discussed herein. But that also too LE Cooper has many years history of skill in pulling together teams to handle a larger , huge workload and juggle many areas as indicated herein.

Compensation- The recent compensation for L.E. Cooper was donated to beginning WECAP operations (see Capitalization table). It is intended herein that executives to be hired will share both normal compensation levels and also stock in WECAP. And that similarly directors receive normal compensation and shares in WECAP. See following Principal Stockholder list.
              Principal Stockholders
The following table sets forth the ownership of our common stock as of
July 15, 1999.
As adjusted to reflect this offering of 10,000,000,000 shares:
                 Number of Shares     Per Cent
Name of              (billions)
 Onwer
LE  Cooper              75              96.15

Trusts***                3               3.85

Offering                10




*(Remaining unissued after this offering are 12 billion shares including
                7 billion reserved for the affiliates below)


Shares reserved for Affiliates**:
BluComm         1 billion
DreamEast       1 billion
WebGenome       .5 billion
Web Ocean       1 billion
Web Health      .5 billion
WebHypersoar    1 billion
K Co LBO        1 billion
K Co R Est      .5 billion
K Co Mkts       .5 billion
                7 billion


**Note: LE Cooper CEO for each
***Note LE Cooper trustee for Cooper family trusts.

     Description of Capital Stock
Our authorized capital stock consists of 100,000,000,000 (100 billion) shares of common stock , $0.00001 par value. As of July 15, 1999 there was outstanding 78,000,000,000 (78 billion) shares of common and
,000,000,0000 after giving effect to the offering herein of   ,000,000,000
(million or billion) shares. The holders of the common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board may determine from time to time. See "Dividend Policy" as there is a policy to pay no dividends at present.

The holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Upon the liquidation, dissolution, winding up of WECAP, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and non assessable, and the shares of common to be issued upon completion of this offering will be fully paid and non assessable.

   Anti-Takeover Provisions
The board has adopted no anti-takeover provisions and has no plans to do so.
Delaware Takeover Statutes (section 203 of Delaware General
Corporation Law) prohibit any business combination with any interested stockholder for a period of 3 years following the date that the stockholder became an interested stockholder. Unless various situations (non-applicable here) occur or unless 66 2/3% of stock not owned by the interested shareholder votes in the affirmative. No current plans by affiliates contemplate any combination with WECAP.

Registration Rights-After this offering the holders of ,000,000,000 shares of outstanding common stock will be entitled to rights with respect to the registration of these shares under the Securities Act. The holders of registration rights are those listed Principal shareholders above including principal officers and including the holders of common shares from this offering.

Transfer Agent and Registrar- Currently , the company registers transfers with no agent. Later , before any public offering for cash, there will be added a bank Transfer Agent. and Registrar - which is being discussed
 .
Please note that common shares offered in this offering are nontransferable until that larger public offering for cash and are available only as shares registered on company records.

                Shares Eligible for Future Sale
Prior to this offering, there has been no market for our common stock. Therefore, future sales of substantial amounts of our common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, because no shares will be available (these shares offered hereby being nontransferable) sales of substantial amounts of our common stock in the public market in the future could adversely affect the market price and ability to raise equity capital in the future.

Upon completion of this offering, we will have   ,000,000,000 shares of
common stock outstanding. And of these    billion, 78,000,000,000 being
restricted as to future sale , but the    billion un-issued shares are not
yet so restricted nor will the   ,000,000,000 offered hereby when they would
become transferable upon a future public offering. Restricted shares may be sold in the public market only if they are registered or it they qualify for an exemption from registration under rules 144 or 701 of the Securities Act.

In general rule 144 permits the sale of shares purchased 1 year previously in the amount of which ever is higher of 1% of our then outstanding shares (780,000,000+ immediately after this offering) or the average weekly trading volume of our shares during the 4 weeks preceding the notice of such sale (which would be zero with no trading occurring). Any restricted shares purchased over two years previously could be sold without regard to volume limitations.

Underwriters -There are no underwriters - the shares of this offering being given away (only upon this prospectus becoming effective) for free.

There is no symbol approved on any exchange for quotation of our common stock.

Pricing of this Offering- There has been no prior public market of our shares of common stock and the pricing was determined at lower amount to encourage interest in WECAP  business by a large number of investors and web site users. Those confirmed to be shareholders in this offering will only be confirmed after their funds are received and providing their name and address for registration as owners on company records ; and ONLY after this prospectus becomes effective or is approved and NOT ONE SINGLE
share of the   ,000,000,000 offered hereby will be available until then.

      Legal Matters
The validity of the issuance of the common stock offered by us in this offering will be approved by the company secretary LE Cooper who is the owner of 75 billion shares of common stock in the company. The certificate of incorporation authorizing 100,000,000,000 common shares was duly filed in the state of Delaware on June 29, 1999 and proper resolution providing for the issuance of the shares shown in the principal shareholder list (including the 10,000,000,000 shares offered herein) was duly passed by board of directors resolution on July 15, 1999 and October 22, 1999.


Privacy Policy
WECAP policy is to not use its shareholder lists for any but WECAP business. But please note that the banners you may click on at wecap.com website can take you to another website belonging to others and WECAP does not control their policy or their use of names, addresses they obtain from you etc.

Experts- There are no experts / accountants reports herein as there are no financial statements as yet for this startup company to have analyzed / or reported on by such experts.
               Additional Information
We have filed with the Securities and Exchange Commission , Washington, DC 20549, a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. That prospectus is available in the SEC's electronic data base called Edgar which is available at web site http://www.sec.gov. The filing by WECAP of this prospectus as a startup, "shell" company with no seed capital and so no past operations or financials and for common stock is an awkward disclosure having as it necessarily does many blanks where there is just not yet any information available at all. For interested persons who become shareholders through this offering please also, in addition to Edgar, visit our future web site -http://www.wecap.com - where also a copy of that Form S-1 will be available when that website is re-launched . For future information - see Edgar data base - especially for financial information and other company news.
           Web Equity Capital Co / WECAP Index to
                  Consolidated Financial Statements
There are no financial statements as WECAP is a startup with as yet no operations and no seed capital so that there are no financials to be shown here and so no index of financial statements.

                              WECAP   ( and subsidiaries - none)
                      Index to Consolidated Financial Statements

(There are no financials to include as WECAP is a startup as of 6/30/99
without   seed capital investors and so , as such , has no financial information existing to report upon or include.)




                                  -    F1   -







































































































Part II  Information Not Required in the PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The offering herein of free stock of stock that is non transferable and stock that is issued Initially only on company records and not in certificate form. Here next are normal items of stock Issuance expenses to be considered and are estimates, extrapolations.


The following table sets forth the costs and expenses, other than underwriting
discounts and   commissions, showing estimates in connection with the sale of common stock  if issued in certificates
 in  future larger public offering.

All amounts are estimates ...

Estimates for future larger public offering by WECAP including the shares offered hereby for free:

SEC registration fee........................  est   5-50,000,000.00
NASD fee................................      est          15,000
Nasdaq National Market initial listing fee....est         100,000
Printing and engraving....................... est       3,500,000
Legal fees and expenses of the Registrant.... est       1,450,000
Accounting fees and expenses..................est         450,000
Blue sky fees and expenses....................est          20,000
Transfer agent fees.........................  est         100,000
Miscellaneous..../ ads.....................   est         750,000
                                                                                      ---------
    Total...............................          $  10,080,000-60,080,000
                                                      ---------
                                                      ---------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The only director of WECAP - L.E. Cooper does not have presently any indemnification against any liability due to this common share offering .

Below are typical indemnification terms for any director and these may be incorporated / adopted
By WECAP in the future and should be considered.

    Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act"). Article VII of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.
The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification
Agreements with its officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers. Reference is also made to Section of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities, and Section 1.9 of the Amended and Restated Investor Rights Agreement contained in
Exhibit 4.1 hereto, indemnifying certain of the Company's stockholders, including controlling stockholders, against certain liabilities.



Item 15.  Recent Sales of  Un - Registered Securities
There have been  no sales of  securities heretofore.



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
There are no financial statements to exhibit herein as explained in the prospectus as WECAP is a startup of only 6/30/99. having no seed capital invested, etc.


INDEX TO EXHIBITS
EXHIBIT NO.                                                 EXHIBIT

    (a) Exhibits

EXHIBIT NO.                      EXHIBIT
-----------  ------------------------------------------------------

Exhibit 1.0 Certificate of Incorporation of WECAP / Web Equity Capital Co. filed with the Delaware Secretary of State on June 29, 1999.

Exhibit   2.0     By Laws of  WECAP duly adopted on July 15, 1999.

Exhibit    3.0    Resolution of   WECAP adopting by laws on July 15, 1999 and
authorizing  the offering free of 10 billion shares among other things.

ITEM 17. UNDERTAKINGS
The normal undertakings of providing shares for closing etc do not apply as the free shares offered are offered only as shares registered on the books of the company.


SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Copnnecticut on this 30th day of July, 1999.


                        WECAP.com   (Web Equity Capital Co.)

                         By:              /s/ L. E. Cooper
                       -----------------------------------------
                                   L.E. Cooper
                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



         President, Chief Executive
      /s/  L. E. Cooper          Officer and Chairman of
- ------------------------------    the Board (Principal
     July 30 & August 24, and October 22, 1999
          L. E. Cooper            Executive Officer)
                                           and Secretary & Treasurer
                                           and Board Member





Consents - There is no auditors report or opinion of firm of attorneys used herein to obtain consent for its use, etc

                                              Consent of   L. E. Cooper
L.E. Cooper hereby consents to the use of his opinion in regard to the issuing of shares hereby being properly authorized, etc. in the section of the prospectus entitled Legal Matters page 25.

                              /s/ L.E. Cooper



Exhibit  1.0   Certificate of Incorporation  from Secretary of the State of
Delaware

Sent By: HBS;	302 645 1280;	Jun-29-99 1:42PM;
	Page 2/2

CERTIFICATE OF INCORPORATION
of
Web Equity Capital Co.

FIRST; The name of the corporation is; Web Equity Capital Co.

SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes~ Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIP,D.- The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the corporation is authorized to issue is 100,000,000,000 shares having a par value of $ 0.000001 per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation %hall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH. The corporation reserves the right to amend of repeal any provision in this Certificate of incorporation in the manner prescribed by the laws of Delaware.

NINTH. The incorporator is Harvard Business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 199SR-9776. The powers of the incorporator are to file this certificate of incorporation, approve the by-laws of the corporation and elect the initial directors.

TENTH. To the fullest extent permitted by the Delaware General
Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

1, Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 29th day of June, 1999.

Signed and Attested to by:

/s/  Richard H. Bell

Richard H, Bell, President & Secretary

HARVARD BUSINESS SERVICES, INC.

		STATE OF DELAWARE
	SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06 1 29 1 1999
	991264937 - 3063106



Exhibit 2.0   By Laws of   WECAP

BY-LAWS
OF A DELAWARE GENERAL CORPORATION

                ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

Section I . The registered office of the corporation in the State of Delaware shall be at 215 Greystone Manor, in the city of Lewes. County of Sussex. The registered agent in charge thereof shall be Harvard Business Services, Inc.

Section 2. The corporation may also have offices at such other Places as the Board of Directors may from time to time designate, in any State or Country around the world.

                          ARTICLE IT - SEAL

Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

                 ARTICLE III - STOCKHOLDERS: MEETINGS

Section l. Meetings of stockholders may be held at any place. either within or without the State of Delaware and the USA as may be selected from time to time by the Board of Directors.

Section 2. Annual Meeting The annual meeting of the stockholders shall be held on the second day of January of each year if not on a legal holiday, and if a legal holiday- then on the next secular day following at 9 o'clock am, when they shall elect Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for the election of directors is not held on the date designated, the directors shall cause the meeting to be held on another date, at their convenience.

Section 3. Election of Directors: Elections of the Directors of the corporation need not be by written ballot, in accordance with the Delaware General Corporation Law (DGCL).

Section 4. Special Meetings - Meetings of the stockholders may be called at any time by the president or the Board of Directors. or stockholders entitled to cast at least one fifth of the votes which all stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date, place and time of the meeting & to be held not more than thirty days after the receipt of the request., and to give due notice thereof to a the persons entitled to vote at the meeting.

Business at all special meetings shall be confined to the objects stated in the call and the matters germane thereto, unless all stockholders entitled to vote are present and consent

Written notice of a special meeting of stockholders stating the time and place of the meeting , and the object thereof, shall be given to each stockholder entitled to vote at least 15 days prior, unless a greater period of notice is required by Statute in a particular case.

Section.5. Quorum-- A majority of the outstanding shares of the corporation entitled to vote, represented *in a person or by proxy, shall constitute a quorum at a meeting of stockholders. if less than a majority of the outstanding shares entitled to vote is represented at a meeting a majority of the shares so represented. may adjourn the meeting at anytime without further notice, The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another

                                   1

                                   2

Person Or Person to act for him by proxy, but no such proxy shall be voted or acted upon after One Year from its date, unless the proxy provides for a longer period, as allowable by 1aw A duly executed proxy shall be irrevocable if it states that it irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation -generally. All proxies shall be filed with the Secretary of the meeting, before being voted upon.

Section  7  Notice of Meetings   Whenever stockholders are required or
permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place.
date and hour of the meeting, and in the case of a special meeting the purpose or purposes for which\ the meeting is called.
	Unless otherwise provided by law, written notice of any meeting, shall be given not less than ten nor more than sixty days before the date of the meeting', to each stockholder entitled to vote at such meeting.

	 Section 8. Consent in Lieu of Meetings-Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders. may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. List Of Stockholders- The officer who has charge of the stock ledger of the corporation shall prepare and make. at least ten days before every meeting arranged in alphabetical order. and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock of which any installment is due and unpaid shall be voted at any meeting The list shall not be open to the examination of any stockholder, for any purpose, except as required by Delaware law. The list shall be kept either at a place within the city where the meeting is to be held. which place shah be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present

                       ARTICLE IV - Directors

	Section 1 . The business and affairs of this corporation shal1 be managed by its Board of Directors. The Board of Directors shall consist of on members, unless and until this number is changed by an amendment to this article.
Each director shall be elected for a term of one year, and until his successor shall qualify- or until his earlier resignation or removal.

Section 2. Regular Meetings Regular meetings of the Board of Directors shall
be held 	without notice according  to the schedule of the regular meetings of the Board of Director which shall be distributed to each Board member at the first meeting each Year. The regu1ar meetings shall be held either at the registered Office of the corporation. or at such other place as shall be determined by the Board. Regular meetings. in excess of the one Annual meeting (Art .III Sec. 2) shall not be required if deemed unnecessary by the Board.

Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on 5 days notice to all directors. either personally or
                                   2

                                   3

by mail, courier service, E-Mail or telecopy; special meetings may be called by the President or Secretary in like manner and on like notice written request to the Chairman of the Board of Directors.

Section 4. Quorum- A majority of the total number of directors shall constitute a quorum for any regular or special meetings of the Directors for the transaction of business.

Section 5. Consent of Lieu of Meeting -Any action required or permitted to be taken at any meeting of the Board of Directors, or -of any committee thereof may be taken Without a meeting if all members of the Board or committee, as the case rnay be, consent thereto in writing, and the writing or writing are filed with the minutes Of Proceedings of the Board or committee- The Board of Directors may hold its meetings. and have an off-ice or offices anywhere in the world, within or outside of the state of Delaware.

Section 6. Conference Telephone:	Directors may participate in a meeting of
the Board, of a committee of the Board or of the stockholders, by means of video conference telephone or similar cornmunications equipment by means of which all persons participating in the meeting can hear each other.
Participation in this manner shall constitute presence in person at such meeting.

Section 7. Compensation: Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum per meeting and any expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 8. Removal - A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. in accordance with the laws of Delaware.

                   -ARTICLE V - Officers

Section 1 - The executive officers of the corporation shall be chosen by the Board of Directors. They shall be President, Secretary Treasurer, one or more Vice Presidents and such other officers as the Board of Directors shall deem necessary. The Board of Directors may also choose a Chairman from among its own members. Any number of offices may be held by the same person.

Section 2. Salaries- Salaries of all officers and agents of the corporation shall be determined and fixed by the Board of Directors.

Section 3 . Term of Office: The officers of the corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation will be served thereby.

Section 4. President -The president shall be chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation. He shall be EX OFFICIO a member of all committees. and shall have the general power and duties of supervision and management, as defined by the Board of Directors.

Section 5. Secretary - The Secretary shall attend all sessions of the board and all meetings of the stockholders and act as clerk thereof, and record all votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all the committees of the Board of Directors when required. He shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors, and such other duties as may be prescribed by the Board of Directors or President, under whose supervision


                                    3


                                    4

shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board- affix the same to any instrument requiring it.

Section 6. Treasurer: The treasurer shall have custody Of the corporate funds and securities and shall keep full and accurate accounts of receipts , and disbursements in books belonging to the corporation and shall keep the moneys of the Corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements. and shall render to the' President and directors. at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.


                      ARTICLE  VI VACANCIES
Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be flied by the Board of Directors. Vacancies and newly created directorships resulting from any 'increase in the authorized number of diirectors may be filled by a majority of the directors then in office, although less than a quorum, or cause, the corporation should have no directors 'in office, then any officer or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these by-laws.

Section 2. Resignations Effected at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, tile vote thereon to take effect when such resignation or resignations shall become effective.

                       -ARTICLE VII - CORPORATE RECORDS

Section 1. Any stockholder of record in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof have the right during' the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its minute of Stockholder meetings for the past two years. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder- The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

            ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. The stock certificates of the corporation shall be numbered and registered in the Stock Transfer Ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall by signed by the President and the Secretary.

Section 2. Transfers: Transfers of the shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully, constituted in writing. No transfer shall be made which is inconsistent with applicable law.

Section 3. Lost Certificate- The corporation may issue a new stock certificate in place of any certificate theretofore signed by it. alleged to have been lost, stolen. or destroyed.

Section 4. -Record Date- In order that the corporation may determine stockholders -entitled to notice of or to vote at any meeting of stockholders on any adjournment thereof. or to express consent to corporate action in writing -without a meeting or entitled to receive payment any dividend or other distribution or allotment of any rights, or entitled for the purpose of any

                                       4

                                       5

other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action.

If no record date I's fixed:
(a ) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. or, if the notice is waived, at the close of the business on the day next preceding the day on which the meeting is held.

(b) The record date for which determining stockholders entitled to express consent to corporate action 'in writing without a meeting. when no prior action by the Board of Directors is necessary.
shall be the day on which the first written consent is expressed.
(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(d) A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however. that the Board of Directors may fix a new record date for the adjourned meeting .

Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 6. Reserves Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion. think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                              ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Fiscal Year- The fiscal year shall begin on the first day of January of even, year, unless this section is amended according to Delaware Law.

Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such a person, either personally or by sending a copy thereof through the mail, or by telecopy (FAX). or by telegram, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the corporation to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of meeting and, in the case of a special meeting of stockholders, the general nature of business to be transacted .

Section 4. Waiver of Notice: Whenever any written notice is required by statue, or by Certificate or the by-laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving, of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meezing was lawfully convened.

                                       5


                                       6

Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his ft=e compensation payments until the amount owed to the corporation has been recovered.

Section 6. Resignations. Any director or other officer may resign at any time tsuch resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time to be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                     ARTICLE  X - LIABILITY

Section 1. The personal liability of the founders is limited to the amount of money put into the corporation. Stockholder liability is limited to the stock held in the corporation.

Section 2- The directors' liability is limited according to Article X of the certificate of incorporation. which state that it shall be limited to the fullest extent of current Delaware Law.

                      ARTICLE X I - AMENDMENTS

Section I . These bylaws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of le votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

A signed copy of these by-laws shall be placed on file in the corporation's main office as proof of the date of commencement of commercial activity of the corporation.

This is the initial form of the company by-laws as of the incorporation formation date as listed in the company's Certificate of Incorporation.

Corporate Seal:   /s/ seal

                                        /s/  L. E. Cooper





Exhibit 3.0  Resolution Adopting Bylaws of WECAP
UNANIMOUS CONSENT IN LIEU OF
FIRST MEETING OF BOARD OF DIRECTORS

Web Equity Capital Co. // WECAP
	A DELAWARE CORPORATION

THE UNDERSIGNED, being a, the director of the above named corporation, hereby adopts the following resolutions:

RESOLVED, That the by-laws, as attached are adopted as the by-laws of the corporation.

RESOLVED, That the following persons be appointed to the offices set opposite their respective names, to serve for one year and until their successors are chosen:

L.E. Cooper  -President (CEO),Treasurer, Secretary

RESOLVED, That the Secretary is hereby authorized and directed to procure the proper corporate books, and the Treasurer be and is hereby authorized and directed to pay all fees and expenses incident to and necessary for the organization of the corporation.

RESOLVED, That the stock certificates of this corporation shall be in the form submitted and attached.

RESOLVED, That the seal, an impression of which is herewith affixed, be adopted as the corporate seal of this corporation.

SEAL:   /s/ seal impression



RESOLVED, That in order for the shareholder of the corporation to enjoy the benefits of Section 1244 of the internal Revenue Code, the proper officers of the corporation are hereby directed to issue the shares of the corporation in such a manner as to comply with the conditions of
Section 1244 and to see that all the required records are maintained and the share certificates are marked "Section 1244 Shares."

RESOLVED, That the Officers of this corporation be authorized and directed to open a bank account in the name of the corporation, in accordance with a form of bank resolution attached to these minutes.

RESOLVED, That fully paid and non-assessable shares of the corporation he issued for due consideration as follows:

Name of Shareholder: Consideration:

Number of Shares	Consideration:
	(billions)

L.E. Cooper	75           Services to WECAP

Cooper Children Trust A	0.75          Services to WECAP

Cooper Children Trust B	0.75          Services to WECAP

Cooper Spouse Trust	0.25	Services to WECAP

and see attached sheet at end for additional shares approved to be issued.

RESOLVED, That the Directors have determined that the aforesaid consideration is good and sufficient consideration for the shares issued.

RESOLVED, That the President and Secretary be and they are hereby authorized and directed to issue and deliver certificates of fully paid and non-assessable shares of this corporation to the said stockholders listed above.

RESOLVED that in compliance with the laws of the State of Delaware, this corporation shall have and continuously maintain a registered office within the state of Delaware and do reaffirm the appointment of Harvard Business Services, Inc. as agent upon which service of process against this corporation may be served.

WECAP	Resolution 7/15/99

Attachment to Resolution:

List of Shareholders cont.

Name of Shareholder   No. of Shares     Consideration
                      (Billions)
Cooper Charitable          1.25        Services to WECAP
	Trust

And ADDITIONALLY,


Seven Billion shares are reserved for Affiliates to be issued by WECAP in future at appropriate time for following affiliates :

K.Co., DreamEast, BluComm,
Web Genome Research Co, Web Ocean Research Co,
Web Health Research Co, Web Hypersoar Research Co

And ALSO Additionally,

Ten Billion shares are approved to be issued to those visiting WECAP's web site and signing up by giving their name, name, address, phone number and e mail address (if available) as consideration with 500 shares given to each such persons otherwise for FREE with other details handled by LE
Cooper including before issuing any shares proper effective S-1 registration with SEC or SEC waiver of S-1 --- and , such ten billion shares to be non transferable until further public offering for each and to be issued only as shares registered with WECAP with no certificates until future public offering and any and all necessary acts, approvals for above listed or discussed shares are hereby approved.


 RESOLVED,	That the Proper officers of the corporation -be and
they hereby are authorized and directed on behalf of the corporation, and under its corporate seal, to make and file such certificate, report or other instrument as may he required by law to be filed in any state, territory, or dependency of -the United States, or in any foreign country, in which said officers shall find it necessary or expedient to file the same to authorize the corporation to transact business in such state, territory, dependency or foreign country

RESOLVED, That the Treasurer of the corporation is not instructed to file the 2553 form with the IRS election Subchapter S tax status for the corporation.

                         /s/ L.E. Cooper
                          Director L. E. Cooper

Dated:	July 15, 1999